Exhibit 10.22

CULLINAN MANAGEMENT, INC.

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of [●], 2021, by and among Cullinan Management, Inc., a Delaware corporation (the “Company”), and Cullinan Oncology, LLC, a Delaware limited liability company (the “Contributor”).

RECITALS:

WHEREAS, the Contributor owns certain interests in its subsidiaries (the “Subsidiaries”) and now desires to effect a reorganization through contributing such interests to the Company; and

WHEREAS, the Company wishes to issue to the Contributor an aggregate of 19,750,230 of the Company’s authorized but unissued Common Stock, par value $0.0001 per share (“Common Stock”) in exchange for the contribution by the Contributor of the interests set forth on Schedule I attached to this Agreement (collectively, the “Contributed Interests”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1.    ISSUANCE OF STOCK.

1.1    Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company agrees to issue to the Contributor, and Contributor agrees to purchase from the Company, the number of shares of Common Stock set forth on Schedule I, in exchange for the number and type of Contributed Interests set forth on Schedule I. The shares of Common Stock issued to the Contributor pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2    Closing; Delivery.

(a)    The closing of the contribution of Contributed Interests in exchange for shares of Common Stock (the “Closing”) shall take place remotely via the exchange of documents and signatures on the date hereof. At the Closing, the Contributor shall contribute to the Company the number and type of Contributed Interests set forth opposite the name of the Contributor on Schedule I under the column labeled “Contributed Interests” in exchange for the issuance by the Company to the Contributor of the shares of Common Stock set forth opposite the name of the Contributor on Schedule I under the column labeled “Company Common Stock”.

(b)    At the Closing, the Contributor shall deliver to the Company duly executed stock powers and any other transfer documents required to transfer such Contributed Interests to the Company at the Closing.

1.3    Tax Treatment. The Contributor and the Company intend that the contribution of the Contributed Interests to the Company by the Contributor in exchange for shares of Common Stock be treated as a tax free contribution pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, and agree to treat the contribution as such for all federal, state and local income tax purposes and further agree to not take any position that is inconsistent with such treatment unless required by applicable law.

1.4    Defined Terms Used in this Agreement. In addition to the terms defined above and elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth below.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transaction Agreements” means this Agreement and any other agreements or instruments entered into in connection with this Agreement.

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Contributor that the following representations are true and correct as of the date hereof.

2.1    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to (a) enter into this Agreement and each of the other Transaction Agreements and to perform its obligations hereunder and thereunder and (b) issue, sell and deliver the Shares to be issued, sold and delivered to the Contributor at the Closing.

2.2    Capitalization. Immediately prior to the Closing, the authorized capital of the Company consists of 19,750,330 shares Common Stock, 100 of which are issued and outstanding.

2.3    Authorization. All action required to be taken by the Company’s Board of Directors and the Company’s sole shareholder in order to authorize the Company to enter into the Transaction Agreements and to issue the Shares at the Closing has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements, and the issuance and delivery of the Shares, has been taken. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or (c) to the extent the indemnification provisions contained in any Transaction Agreement may be limited by applicable federal or state securities laws.

2.4    Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Contributor. Assuming the accuracy of the representations of the Contributor in Section 3 of this Agreement, the Shares will be offered, issued and sold in compliance with all applicable federal and state securities laws, and it is not necessary in connection with the offer, sale and delivery of the Shares in the manner contemplated by this Agreement to register the offer or sale of any of the Shares by the Company under any applicable federal or state securities laws.

2.5    No General Solicitation. Neither the Company, nor any of its officers, directors, employees or agents, has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and sale of the Shares.

3.    REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR. The Contributor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing:

3.1    Organization, Good Standing, Company Power and Qualification. The Contributor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and each of the other Transaction Agreements and to perform its obligations hereunder and thereunder.

3.2    Title to Contributed Interests. The Contributor is the owner of record and has good and marketable title free and clear of all liens to the Contributed Interests set forth opposite the Contributor’s name on Schedule I, free and clear of any and all liens. The Contributor is not a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement) that could require the Contributor to sell, transfer or otherwise dispose of all or a portion of such Contributed Interests.

3.3    Purchase Entirely for Own Account. This Agreement is made with the Contributor in reliance upon the Contributor’s representation to the Company, which by the Contributor’s execution of this Agreement, the Contributor hereby confirms, that the Shares to be acquired by the Contributor will be acquired for investment for the Contributor’s own account and not with a view to the resale or distribution of any part thereof, and that the Contributor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Contributor further represents that the Contributor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.4    Restricted Securities. The Contributor understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Contributor’s representations as expressed herein. The Contributor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Contributor must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Contributor acknowledges that the Company has no obligation to register or qualify the Shares for resale. The Contributor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Contributor’s control, and which the Company is under no obligation to satisfy and may not be able to satisfy.

3.5    No Public Market. The Contributor understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6    Investigation.

(a)    The Contributor has received all the information he or she considers necessary or appropriate for deciding whether to purchase the Shares. The Contributor further represents that he or she has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company, and answers have been provided to all such questions to the full satisfaction of the Contributor.

(b)    The Contributor acknowledges that he, she or it is able to fend for himself or herself, can bear the economic risk of his, her or its investment, and has such knowledge and experience in financial or business matters that the Contributor is capable of evaluating the merits and risks of the investment in the Shares. The Contributor has completed his, her or its own analysis with respect to the terms of this Agreement, and to the extent the Contributor believes such discussion necessary, discussed this Agreement with his or her legal, tax and financial advisers.

(c)    Except for the representations and warranties of the Company in Section 2 of this Agreement, the Contributor has not relied on any representations, warranties or other information (whether oral or written) from the Company or any of its managers, officers, equityholders, employees, agents or affiliates.

3.7    No “Bad Actor” Disqualification Event. The principal place of business of the Contributor or, if the Contributor is an individual, the principal residence of the Contributor, is set forth on Schedule I. No “Bad Actor” disqualifying event described in Rule 506(d)(1)(i) to (viii) of the Securities Act (a “Disqualification Event”) is applicable to the Contributor or any of its affiliates, except for a Disqualification Event as to which Rule 506(d)(2)(ii)–(iv) or (d)(3), is applicable.

3.8    No General Solicitation. Neither the Contributor, nor any of its officers, directors, employees, agents, equityholders or partners, has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and sale of the Shares.

4.    CONDITIONS TO THE CLOSING. The obligations of the Company at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived by the Company:

4.1    Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and the Company (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

5.    MISCELLANEOUS.

5.1    Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Contributor contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Contributor or the Company.

5.2    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.3    Amendments. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Contributor. Any amendment or waiver effected in accordance with this Section 5.3 shall be binding upon the Contributor and each transferee of the Shares, each future holder of all such securities, and the Company.

5.4    Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach hereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the Company and the Contributor party hereto and to enforce specifically such terms and provisions of this Agreement against the Company and the Contributor party hereto, as applicable, in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the parties are entitled to hereunder and at law or in equity.

5.5    Further Actions. Each party hereto agrees to perform all further acts and execute, acknowledge, or deliver any instruments or documents and to perform such additional acts that are not inconsistent with the terms set forth in this Agreement as may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

5.6    Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by electronic mail, if to the Company, addressed to Cullinan Management, Inc., Attn: Owen Hughes, Email: ohughes@cullinanoncology.com, with a copy to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attn: Danielle Lauzon; Email: dlauzon@goodwinlaw.com, and if to the Contributor, at its address set forth on Schedule I.

5.7    Counterparts; Electronic Signature. This Agreement may be executed and delivered by facsimile transmission, .pdf or other digital or electronic means, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.8    Entire Agreement; Severability. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.9    Governing Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by and construed in accordance with the internal laws of the State of Delaware.

5.10    Dispute Resolution; Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the federal and state courts located within the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the federal and state courts located within the State of Delaware and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the parties to this Agreement consents to personal jurisdiction in the State of Delaware.

5.11    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO

ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION AGREEMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.

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IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

COMPANY:

CULLINAN MANAGEMENT, INC.

By:

Name: Owen Hughes
Title: President

[Signature page to Contribution Agreement]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement as of the date first written above.

CONTRIBUTOR:

CULLINAN ONCOLOGY, LLC

By:

Name: Owen Hughes
Title: President and CEO

Date:

[Signature page to Contribution Agreement]

SCHEDULE I

SCHEDULE OF CONTRIBUTED INTERESTS

	Contributed Interests	Company Common Stock
Cullinan Oncology, LLC	Cullinan Amber Corp. 512,630 shares of Common Stock 3,000,000 shares of Series A Preferred Stock	1,558,006

	Cullinan Pearl Corp. 4,601,059 shares of Common Stock 19,934,000 shares of Series A Preferred Stock	10,944,994

	Cullinan Florentine Corp. 729,678 shares of Common Stock 12,000,000 shares of Series A Preferred Stock	4,789,946

	Cullinan Mica Corp. 3,367,804 shares of Common Stock 5,385,787 shares of Series A Preferred Stock	2,401,728

	Cullinan Apollo Corp. 1,000 shares of Common Stock 3,000,000 shares of Series A Preferred Stock	55,556

Total:		19,750,230